As filed with the Securities and Exchange Commission on March 10, 2021

Registration No. 333-•

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLARUS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1972600 (I.R.S. Employer Identification No.)

2084 East 3900 South

Salt Lake City, UT 84124

(801) 278-5552

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders
Executive Chairman of the Board of Directors

Clarus Corporation

2084 East 3900 South

Salt Lake City, UT 84124

(801) 278-5552

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

35th Floor

New York, NY 10016

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer    ☐    Accelerated filer   ☒ Non-accelerated filer    ☐    Small reporting company    ☐ Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(1)(2)		Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share (including Series A Junior Participating Preferred Stock Purchase Rights) (“Common Stock”)	(4	)(5)
Preferred Stock, par value $0.0001 per share (“Preferred Stock”)	(4)
Debt securities
Guarantees of debt securities	(6)
Warrants
Total primary offering:					$250,000,000.00	$27,275.00

Secondary offering:
Common Stock (4)(5)	2,028,464		$18.26	(7)	$37,039,752.64	$4,041.04
Total registration fee:						$7,438.56	(8)

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) with respect to the primary offering, the securities registered hereunder include such indeterminate number of shares of Common Stock, Preferred Stock, principal amount of debt securities and warrants as may be issued upon conversion or exchange of any preferred stock or debt securities registered hereunder that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.

(4)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock and Preferred Stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(5)	The securities registered hereunder also relates to the rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant, which are attached to all shares of Common Stock pursuant to the terms of the Registrant’s Rights Agreement dated February 12, 2008 described herein under the section “Description of Common Stock — Preferred Share Purchase Rights.” Until the occurrence of prescribed events, the preferred share purchase rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. The preferred share purchase rights are appurtenant to and trade with the Common Stock and no separate consideration will be received for the preferred share purchase rights. Therefore, the registration fee for the preferred shares purchase rights is included in the fee for the Common Stock.

(6)	We are also registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of the debt securities.

(7)	Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the $18.72 (high) and $17.79 (low) sale price of the Registrant’s common stock as reported on the NASDAQ on March 8, 2021, which date is within five business days prior to filing this Registration Statement.

(8)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this Registration Statement by $23,877.48, which represents the portion of the registration fee previously paid with respect to $206,017,912 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-18751), initially filed on June 15, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	Jurisdiction of Incorporation or Organization	IRS Employer ID Number
Everest/Sapphire Acquisition, LLC (1)	Delaware	27-2458043
Black Diamond Equipment, Ltd. (1)	Delaware	87-0492334
Black Diamond Retail, Inc. (1)	Delaware	84-1370708
Black Diamond Retail – Alaska, LLC (1)	Delaware	82-4111222
Black Diamond Retail – Colorado, LLC (1)	Delaware	84-2383399
Black Diamond Retail – Montana, LLC (1)	Delaware	85-3198354
BD European Holdings, LLC (1)	Delaware	N/A
SKINourishment, LLC (1)	Delaware	27-2458224
Sierra Bullets, L.L.C. (2)	Delaware	95-4170056
Barnes Bullets – Mona, LLC (3)	Delaware	85-3166404

(1)	The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices are the same as those of Clarus Corporation.

(2)	The address, including zip code, of this registrant’s principal executive offices is 1400 W Henry St, Sedalia, MO 65301 and the telephone number, including area code, of its principal executive offices is (660) 827-6300.

(3)	The address, including zip code, of this registrant’s principal executive offices is 38 N Frontage Rd, Mona, UT 84645 and the telephone number, including area code, of its principal executive offices is (435) 856-1000.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 10, 2021.

CLARUS CORPORATION

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities guarantees of debt securities or warrants up to an aggregate amount of $250,000,000.

In addition, selling stockholders may offer and resell from time to time up to 2,028,464 shares of our common stock that were previously issued in a private transaction.

This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them. Each time any of our securities is offered using this prospectus, we and/or any of our selling stockholders, where applicable, will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the common stock.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLAR.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $250,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus or a prospectus supplement may sell from time to time up to 2,028,464 shares of our common stock. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References in this prospectus to the “Company,” “Clarus ,” “we,” “our,” and “us,” refer to Clarus Corporation.

i

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ii

THE COMPANY

Company Overview

Headquartered in Salt Lake City, Utah, Clarus, a company focused on the outdoor and consumer industries, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading designer, developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, sport and skincare markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, Barnes®, PIEPS® and SKINourishment® brand names through outdoor specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally.

Market Overview

Through our Black Diamond, PIEPS, and SKINourishment brands, we offer a broad range of products including: high-performance, activity-based apparel (such as shells, insulation, midlayers, pants and logowear); rock-climbing footwear and equipment (such as carabiners, protection devices, harnesses, belay devices, helmets, and ice-climbing gear); technical backpacks and high-end day packs; trekking poles; headlamps and lanterns; gloves and mittens; and skincare and other sport-enhancing products. We also offer advanced skis, ski poles, ski skins, and snow safety products, including avalanche airbag systems, avalanche transceivers, shovels, and probes. Through our Sierra and Barnes brands, we manufacture a wide range of high-performance bullets and ammunition for both rifles and pistols that are used for precision target shooting, hunting and military and law enforcement purposes.

Corporate Overview

Clarus, incorporated in Delaware in 1991, acquired Black Diamond Equipment, Ltd. in May 2010 and changed its name to Black Diamond, Inc. in January 2011. In October 2012, we acquired PIEPS Holding GmbH and its subsidiaries.

On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets, L.L.C. On November 6, 2018, the Company acquired the assets of SKINourishment, Inc. On October 2, 2020, the Company completed the acquisition of certain assets and liabilities relating to the Barnes brand of bullets.

On August 6, 2018, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend program of $0.025 per share of the Company’s common stock (the “Quarterly Cash Dividend”) or $0.10 per share on an annualized basis. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with a stock dividend. On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On January 29, 2021, the Company announced that its Board of Directors approved the payment on February 19, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on February 8, 2021.

Our headquarters are located at 2084 East 3900 South, Salt Lake City, Utah 84124 and our telephone number is (801) 278-5552.

Our website address is www.claruscorp.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

We will not receive any proceeds from any sales of common stock by selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Amended and Restated Bylaws, as amended (the “Bylaws”), and Rights Agreement. Copies of our Certificate of Incorporation, Bylaws, and Rights Agreement are incorporated by reference and will be sent to stockholders upon request. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Authorized Common Stock

We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share. As of March 3, 2021 there were 31,304,181 shares of our common stock outstanding.

Voting Rights, Dividend Rights, Liquidation Rights and Other Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, as the Company has not implemented a staggered board of directors or granted stockholders cumulative voting rights, holders of a majority of the shares of common stock that are entitled to vote in any election of directors will have the ability to elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company (the “Board”) out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock of the Company. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Acquisition Restrictions

To help ensure the preservation of its net operating loss carryforwards (“NOLs”), the Company’s Certificate of Incorporation generally restricts any person from attempting to purchase or acquire (any such purchase or acquisition being an “Acquisition”), any direct or indirect interest in Clarus’ capital stock (or options, warrants or other rights to acquire Clarus’ capital stock, or securities convertible or exchangeable into Clarus’ capital stock), if such Acquisition would affect the percentage of Clarus’ capital stock owned by a 5% stockholder (the “Acquisition Restrictions” and any person attempting such an Acquisition, being referred to as a “Restricted Holder”). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. The Company’s Certificate of Incorporation further provides that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a “Request”) that the Board review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board will be required to determine whether to authorize the proposed Acquisition described in the Request. Any determination made by the Board as whether to authorize a proposed Acquisition will be made in the sole discretion and judgment of the Board. The Board shall promptly inform a Restricted Holder making the Request of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.

The Company’s Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the ability of Clarus to use its NOLs.

All certificates representing newly issued shares of the Company’s capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

“The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the “Acquisition”) of any capital stock without the authorization of the Board of Directors of the Corporation (the “Board of Directors”), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation’s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business.”

The Board has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company’s use of its NOLs. In addition, the Board is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board concludes in writing that such change is reasonably necessary or advisable to preserve the Company’s NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose.

The Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s capital stock and the ability of persons, entities or groups now owning 5% or more of the Company’s capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company’s NOLs, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company’s stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at higher than market prices. In addition, the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.

The foregoing description of the Acquisition Restrictions does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, which is incorporated herein by reference.

Preferred Share Purchase Rights

On February 12, 2008, Clarus entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”).

The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its NOLs, which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guarantee that the objective of preserving the value of the NOLs will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOLs set forth in the Code.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding common stock without the prior approval of the Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding common stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of common stock. Moreover, the Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of common stock in excess of the applicable threshold but less than 50% of Clarus’ then-outstanding common stock is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.

The Board authorized the issuance of one Right per each share of common stock outstanding on the Record Date and further authorized the issuance of one Right (subject to adjustment as provided in the Rights Agreement) with respect to each share of common stock issued or delivered by Clarus after the Record Date but prior to the earlier of the Distribution Date (as defined below) or the expiration date of the Rights, or as otherwise provided in the Rights Agreement. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), for a purchase price of $12.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.

If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ common stock with a market value of two times the purchase price (or other securities or assets as determined by the Board) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar  transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus’ Series A Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.

The Rights will expire at such time the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company as described below. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its common stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding common stock, the Board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.

The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of the Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share, 1,000,000 of which have been designated as Series A Junior Participating Preferred Stock, par value $0.0001. See “Description of Common Stock – Preferred Share Purchase Rights.” As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

•	any dividend rights;

•	any stated redemption and liquidation values or preference per share;

•	any sinking fund provisions;

•	any conversion or exchange provisions;

•	any participation rights;

•	any voting rights; and

•	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

The provisions in the Certificate of Incorporation and the Bylaws include: (a) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (b) the authority to issue additional shares of preferred stock without stockholder approval; (c) the number of directors on our Board will be fixed exclusively by the Board; (d) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (e) our Bylaws may be amended by our Board.

The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

SELLING STOCKHOLDERS

This prospectus relates in part to the possible sale by certain of our stockholders who are referred to herein as “selling stockholders,” and may from time to time offer and sell such securities pursuant to this prospectus and  any applicable prospectus supplement. These shares of our common stock were issued to certain of the selling stockholders on May 28, 2010, as consideration paid in connection with the Company’s acquisition of Gregory Mountain Products, Inc., pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

The applicable prospectus supplement will set forth the name of each of the selling stockholders, the amount of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of our common stock to be owned by each selling stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us (or any of our predecessors or affiliates) during the three years prior to the date of such prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell securities in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and any selling stockholder may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities).

Any selling stockholders, where applicable, may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and any selling stockholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any  agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CLAR.” Certain materials filed by us may be inspected at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34767):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

•	our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020;

•	our special disclosure report on Form SD filed with the SEC on May 29, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34767) filed with the SEC on June 9, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Clarus Corporation

Attention: Corporate Secretary

2084 East 3900 South

Salt Lake City, Utah 84124

(801) 278-5552

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Clarus Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of securities of Clarus Corporation (the “Registrant”) being registered are as set forth in the following table:

Registration Fee - Securities and Exchange Commission	$7,438.56
*Legal Fees and Expenses	75,000
*Accounting Fees and Expenses	15,000
*Printing Fees and Expenses	1,000
*Blue Sky Fees	-
*Miscellaneous	20,000
*Total	$118,438.56

*	Estimated

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, costs or fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that the Registrant shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated Bylaws, as amended (the  “Bylaws”), provide that the Registrant shall, to the maximum extent and in the manner permitted by the DGCL indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant. For purposes of such provisions, the Bylaws defines a  “director” or  “officer” of the Registrant as, in addition to any director or officer of the Registrant, any person who is or was serving at the request of the Registrant   as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation. The Registrant’s Bylaws provide that the Registrant shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Registrant. The Registrant is required to pay the expenses (including attorneys’ fees) incurred by a director or officer of the Registrant entitled to such indemnification in defending any such action, suit or proceeding; provided, however, that payment of expenses incurred by a director or officer of the Registrant in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Any repeal or modification of the foregoing provisions of the Registrant’s Bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Bylaws provide that if such an indemnification claim provided for under the Bylaws is not paid in full by the Registrant within sixty (60) days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the person claiming indemnification may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a person claiming indemnification to enforce a right to indemnification hereunder (but not in a suit brought by any such person to enforce a right to an advancement of expenses), it shall be a defense that such person has not met the applicable standard of conduct set forth in the DGCL. In any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the Registrant shall be entitled to recover such expenses upon a final adjudication that such person has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of any such suit that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by a person claiming indemnification, be a defense to such suit. In any suit brought by a person claiming indemnification to enforce a right hereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified or to such advancement of expenses shall be on the Registrant.

The Bylaws provide that the rights to indemnification and to the advancement of expenses conferred thereunder are not exclusive of any other right which any person may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, by agreement, by vote of stockholders or disinterested directors or otherwise.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description

1.1	Form of Underwriting Agreement. (1)

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Appendix C to the Registrant’s Definitive Proxy Statement, filed with the SEC on November 6, 2002 and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2003 and incorporated herein by reference).

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2017 and incorporated herein by reference).

4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 24, 2011 and incorporated herein by reference).

4.5	Amended and Restated Bylaws of the Registrant (filed as Appendix D to the Registrant’s Definitive Proxy Statement, filed with the SEC on November 6, 2002 and incorporated herein by reference).

4.6	Amendment No. 1 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2003 and incorporated herein by reference).

4.7	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 4, 2010 and incorporated herein by reference).

4.8	Amendment No. 3 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2010 and incorporated herein by reference).

4.9	Amendment No. 4 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2016 and incorporated herein by reference).

4.10	Amendment No. 5 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2017 and incorporated herein by reference).

4.11	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 13, 2008 and incorporated herein by reference).

4.12	Registrant’s Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 15, 2011 and incorporated herein by reference).

4.13	Form of Rights Certificate (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 13, 2008 and incorporated herein by reference).

Exhibit	Description
4.14	Rights Agreement, dated as of February 12, 2008, by and between Clarus Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2008 and incorporated herein by reference).

4.15	Form of Indenture between the Registrant and [__________], as Trustee. (2)

4.16	Form of Debt Securities. (2)

5.1	Opinion of Kane Kessler, P.C. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.3	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended. (3)

(1)	To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2)	Filed herewith.

(3)	To be filed separately pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under either indenture to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on March 10, 2021.

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Clarus Corporation hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Executive Chairman and Director
Warren B. Kanders	(Principal Executive Officer)

/s/Aaron J. Kuehne	Executive Vice President and Chief Financial Officer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

/s/ Donald L. House	Director
Donald L. House

/s/ Nicholas Sokolow	Director
Nicholas Sokolow

/s/ Michael A. Henning	Director
Michael A. Henning

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

EVEREST/SAPPHIRE ACQUISITION, LLC

By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of Everest/Sapphire Acquisition, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	President and Manager
Warren B. Kanders	(Principal Executive Officer)

/s/Aaron J. Kuehne	Manager, Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BLACK DIAMOND EQUIPMENT, LTD.

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Equipment, Ltd. hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Director
Warren B. Kanders

/s/ John Walbrecht	President and Director
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Chief Financial Officer and Secretary
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

SKINOURISHMENT, LLC

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of SKINourishment, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ John Walbrecht	President and Manager
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BLACK DIAMOND RETAIL, INC.

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Diamond Retail, Inc. hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Director
Warren B. Kanders

/s/ John Walbrecht	President, Chief Executive Officer and Director
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Chief Financial Officer and Secretary
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BLACK DIAMOND RETAIL - ALASKA, LLC

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and managers of Black Diamond Retail – Alaska, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ John Walbrecht	President and Manager
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BLACK DIAMOND RETAIL - COLORADO, LLC

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and managers of Black Diamond Retail – Colorado, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ John Walbrecht	President and Manager
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BLACK DIAMOND RETAIL - MONTANA, LLC

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President and Chief Executive Officer

 POWER OF ATTORNEY

Each of the undersigned officers and managers of Black Diamond Retail – Montana, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ John Walbrecht	President and Manager
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 10, 2021:

BD EUROPEAN HOLDINGS, LLC

By:	/s/ John Walbrecht
	Name:	John Walbrecht
	Title:	President

POWER OF ATTORNEY

Each of the undersigned officers and managers of BD European Holdings, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager
Warren B. Kanders

/s/ John Walbrecht	President and Manager
John Walbrecht	(Principal Executive Officer)

Aaron J. Kuehne	Secretary and Treasurer
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sedalia, State of Missouri, on March 10, 2021:

SIERRA BULLETS, L.L.C.

By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and managers of Sierra Bullets, L.L.C. hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager and Chief Executive Officer
Warren B. Kanders	(Principal Executive Officer)

/s/ Keith Enlow	President and Manager
Keith Enlow

Aaron J. Kuehne	Manager and Secretary
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sedalia, State of Missouri, on March 10, 2021:

Barnes Bullets – Mona, LLC

By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and managers of Barnes Bullets – Mona, LLC hereby severally constitutes and appoints Warren B. Kanders and Aaron J. Kuehne as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021:

Signature	Title

/s/ Warren B. Kanders	Manager and Chief Executive Officer
Warren B. Kanders	(Principal Executive Officer)

/s/ Keith Enlow	President and Manager
Keith Enlow

Aaron J. Kuehne	Manager and Secretary
Aaron J. Kuehne	(Principal Financial Officer and Principal Accounting Officer)